[L.P. Martin & Company LETTERHEAD]
                           A Professional Corporation
                          Certified Public Accountants
                              4132 Innslake Drive
                           Glen Allen, Virginia 23060
                         Phone:  (804) 346-2626
                           Fax:  (804) 346-9311





                        Consent of Independent Auditors'






The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia





     We consent to the use of our report dated March 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Main Park Apartments for the twelve month period ended December 31, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Apple Residential Income Trust, Inc.








Richmond, Virginia                            /s/ L.P. Martin & Co., P.C.
April 13, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                            APPLE RESIDENTIAL INCOME TRUST, INC.


Date: April 17, 1998                By:/s/ Glade M. Knight
                                       -------------------
                                    Glade M. Knight
                                    President of
                                    Apple Residential Realty Income
                                    Trust, Inc.